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                                   EXHIBIT 5

                                LAW OFFICES OF
                              JAY J. MILLER, ESQ.
                             430 EAST 57TH STREET
                                   SUITE 5-D
                           NEW YORK, NEW YORK 10022


                                                           TEL: (212) 758-5577
                                                           FAX: (212) 758-0624



                                 July 8, 1996


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

           Re:  Vestro Natural Foods Inc.
                Form S-8 Registration Statement

Gentlemen:

    I have acted as counsel to Vestro Natural Foods Inc., a Delaware corporation, (the "Registrant") in connection with the filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended. I have examined such questions of law and fact and reviewed such certificates and documents as I have deemed appropriate and based upon the foregoing, it is my opinion that a sufficient number of shares of Registrant's authorized but unissued Common Stock, $.01 par value per share, (the "Stock"), has been reserved for issuance upon exercise of options granted or authorized for grant under Registrant's 1986 and 1986 Stock Option Plans as well as Options granted to certain executives and members of the Registrant's Board of Directors, as described in the Prospectus forming a part of said Registration Statement, and, when issued and paid for in accordance with the terms of said Plans or Options, the Stock shall be validly issued, fully paid and non-assessable.

    The undersigned hereby consents to the use of this opinion in connection with subject Registration Statement and to the reference to his name under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement. The undersigned is a Director and shareholder of Registrant.

                                       Very truly yours,

                                       /s/ JAY J. MILLER
                                       -----------------
                                       Jay J. Miller

JJM/KMcB